Exhibit (n)(3)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-227605) of Great Elm Capital Corp. of our report dated March 8, 2019, relating to the balance sheet as of December 31, 2018 for PE Facility Solutions, LLC (“PEFS”) and the related statements of operations, changes in members’ deficit, and cash flows for the year then ended referenced in the Registration Statement on Form N-2 filed by Great Elm Capital Corp.

/s/ ALDRICH CPAS + ADVISORS LLP

San Diego, California

June 6, 2019